UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2018

 AMERICAN RAILCAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

North Dakota	000-51728	43-1481791
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Clark Street
St. Charles, Missouri	63301
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (636) 940-6000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 30, 2018 (the "Effective Date"), American Railcar Industries, Inc. (“ARI” or the “Company”) entered into a long-term supply agreement (the “Agreement”) with GATX Corporation (“GATX”), pursuant to which the Company will supply and GATX will purchase 7,650 newly built railcars, comprised of a combination of tank and covered hopper railcars over a period of five years through 2023. The agreement also provides GATX the option to purchase up to 4,400 additional railcars through 2023, subject to certain restrictions over the term of the agreement. Railcar pricing will be on an agreed upon or cost-plus basis, subject to certain specified adjustments and surcharges.
Unless earlier terminated, the Agreement will expire on the later of December 31, 2023 or the date on which the last of the railcars are delivered to GATX. Subject to its terms and conditions, the Agreement may be terminated after written notice (a) by either party in the event the other party (i) fails to cure its non-performance of a material obligation, (ii) fails to pay any amount due and payable, (iii) files a petition in bankruptcy, is unable to pay debts, provides notice of a pending insolvency or suspension of operations, or makes a general assignment for the benefit of creditors, or (iv) is unable to perform its obligations for more than 240 days as a result of an occurrence of a force majeure event, or (b) by GATX, upon the occurrence of material non-performance with respect to the delivery or quality of railcars.
The Agreement will be filed as an Exhibit to ARI's Quarterly Report on Form 10-Q for the quarter ending September 30, 2018, and portions of the Agreement will be omitted pursuant to a request for confidential treatment. The foregoing summary of the Agreement is qualified in its entirety by reference to all of the terms of the Agreement.
Item 2.02 Results of Operations and Financial Condition.
On August 1, 2018, ARI issued a press release announcing its financial results for the second quarter ended June 30, 2018. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference. In conjunction with the press release, ARI has posted a supplemental information presentation to its website (americanrailcar.com) and a copy of the presentation is attached hereto as Exhibit 99.2 and is incorporated herein in its entirety by reference.
Item 7.01. Regulation FD.
On August 1, 2018, the Company issued a press release announcing the entry into the Agreement described in Item 1.01 above. A copy of the press release is filed as Exhibit 99.3 hereto and is incorporated herein in its entirety by reference.
Limitation on Incorporation by Reference. The information furnished in Item 2.02, including the press release attached hereto as Exhibit 99.1 and the presentation attached hereto as Exhibit 99.2, as well as the information furnished in Item 7.01, including the press release attached hereto as Exhibit 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press releases attached as Exhibits 99.1 and 99.3 hereto, and the presentation attached as Exhibit 99.2 hereto, the press releases and presentation contain forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press releases and presentation, respectively, regarding these forward-looking statements.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 99.1	Press release dated August 1, 2018, of American Railcar Industries, Inc. announcing financial results for the second quarter of 2018
Exhibit 99.2	Supplemental Information Presentation for the period ended June 30, 2018
Exhibit 99.3	Press release dated August 1, 2018, of American Railcar Industries, Inc. announcing multi-year supply agreement between ARI and GATX

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2018		American Railcar Industries, Inc.

	By:	/s/ Luke M. Williams
	Name:	Luke M. Williams
	Title:	Senior Vice President, Chief Financial Officer and Treasurer